                                  EXHIBIT 23(e)

                         CONSENT OF EDELMAN & CO., LTD.

                                                                   Exhibit 23(e)


                         CONSENT OF EDELMAN & CO., LTD.

         We hereby consent to the use of our firm's name in the Registration Statement on Form S-4 as filed with the Securities & Exchange Commission and the Proxy Statement/Prospectus of Merchants and Manufacturers Bancorporation, Inc. contained therein relating to the Merger, as defined therein, and consent to the references to our fairness opinion in such Registration Statement and Proxy Statement/Prospectus. We further consent to filing of the aforementioned fairness opinion as an exhibit to the Registration Statement and Proxy Statement/Prospectus.


/s/ Edelman & Co., Ltd.
-----------------------
Edelman & Co., Ltd.

Dated:  September 18, 2002

                                     23(e)-1